                                                                    EXHIBIT 99.2

               INDEX TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

ALTIVA FINANCIAL CORPORATION

Unaudited Pro Forma Condensed Consolidating Balance Sheet as of May 31, 1999..........  2
Unaudited Pro Forma Condensed Consolidating Statement of Operations for the
    Year ended August 31, 1998........................................................  3
Unaudited Pro Forma Condensed Consolidating Statement of Operations for the
    Nine months ended May 31, 1999....................................................  4

ALTIVA FINANCIAL, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATING BALANCE SHEET
MAY 31, 1999
(THOUSANDS OF DOLLARS)

                                              MONEY      PRO FORMA   PRO FORMA
                                     ALTIVA   CENTRE    ADJUSTMENTS  ADJUSTED
                                    -------   ------    -----------  ---------
Cash and cash equivalents           $ 9,231   $ 2,221                $ 11,442
Loans held for sale                  15,557    37,382                  52,939
Mortgage related securities          34,214                            34,214
Total assets                         84,709    44,286   10,600 (1)    139,595
Total debt                           57,342    36,688    3,650 (2)     97,680
Stockholders' equity                 22,917     6,821   (3,821)(3)     25,917

Notes to pro forma condensed consolidated balance sheet:

(1) To record goodwill recorded in conjunction with the purchase of MC, Inc.

(2) To record the $3.65M of debt incurred in conjunction with the purchase of MC, Inc.

(3) To record the issuance of Altiva Financial, Inc. stock (600,000 shares at $5) and eliminate the equity of MC, Inc.

ALTIVA FINANCIAL, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS YEAR ENDED AUGUST 31, 1998
(THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                                        MONEY       PRO FORMA     PRO FORMA
                                                           ALTIVA       CENTRE     ADJUSTMENTS     ADJUSTED
                                                         ----------   ----------   -----------    ----------
Total Revenues (Losses)................................  $  (93,979)  $   14,755   $     (438)(1) $  (79,662)
Cost and Expenses......................................      32,010       10,836          708(2)      43,554
                                                         ----------   ----------   ----------     ----------
Income (Loss) before taxes.............................    (125,989)       3,919       (1,146)      (123,216)
Income tax (benefit)..................................      (6,334)          28                       (6,306)
                                                         ----------   ----------   ----------     ----------
Net Income (Loss)......................................  $ (119,655)  $    3,891   $   (1,146)    $ (116,910)
                                                         ==========   ==========   ==========     ==========
EARNINGS PER SHARE:
Basic:
Net Income (Loss)......................................  $   (32.72)  $     1.06   $    (0.31)    $   (31.97)
                                                         ==========   ==========   ==========     ==========
Weighted-average number of common shares...............   3,656,666    3,656,666    3,656,666      3,656,666
                                                         ==========   ==========   ==========     ==========
Diluted:
Net Income (Loss)......................................  $   (32.72)  $     1.06   $    (0.31)    $   (31.97)
                                                         ==========   ==========   ==========     ==========
Weighted-average number of common shares and assumed
  conversions..........................................   3,656,666    3,656,666    3,656,666      3,656,666
                                                         ==========   ==========   ==========     ==========

Notes to pro forma condensed financial statement of operations for the year ended August 31, 1998.

The following entries are made to adjust the condensed consolidated statement of operations for the year ended August 31, 1998 as if the acquisition of MC, Inc. had occurred on September 1, 1997.

(1) To record interest expense on the $3,650,000 borrowed for the acquisition of MC, Inc. for the year ended August 31, 1998.

(2) To amortize the goodwill recorded in conjunction with the purchase of The Money Centre, Inc. over 15 years.

ALTIVA FINANCIAL, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS NINE MONTHS ENDED MAY 31, 1999
(THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                                   MONEY         PRO FORMA     PRO FORMA
                                                    ALTIVA         CENTRE       ADJUSTMENTS     ADJUSTED
                                                  ----------     ----------     -----------    ----------
Total Revenues (Losses)                           $     (197)    $   10,648     $     (329)(1) $   10,122

Cost and Expenses                                     13,469          7,700            531(2)      21,700
                                                  ----------------------------------------     ----------

Income (Loss) before taxes                           (13,666)         2,948           (860)       (11,578)

Income tax (benefit)                                  (5,177)           (28)                       (5,205)

Extraordinary item, net of taxes of
$2.9 million                                           4,812                                        4,812
                                                  ----------------------------------------     ----------
Net Income (Loss)                                 $   (3,677)    $    2,976     $     (860)    $   (1,561)
                                                  ========================================     ==========

EARNINGS PER SHARE:
Basic:
Net Income (Loss)                                 $    (1.01)    $     0.82     $    (0.24)    $    (0.43)
                                                  ========================================     ==========

Weighted-average number of common
shares                                             3,656,666      3,656,666      3,656,666      3,656,666
                                                  ========================================     ==========

Diluted
Net Income (Loss)                                 $    (1.01)    $     0.82     $    (0.24)    $    (0.43)
                                                  ========================================     ==========

Weighted-average number of common
shares and assumed conversions                     3,656,666      3,656,666      3,656,666      3,656,666
                                                  ========================================     ==========


Notes to pro forma condensed consolidated financial statement of operations for the nine months ended May 31, 1999.

The following entries are made to adjust the condensed consolidated statement of operations to give effect to the acquisition of MC, Inc. as if it has occurred at the beginning of the period, September 1, 1998.

(1) To record interest expense on the $3,650,000 borrowed for the acquisition of MC, Inc. for the nine month period ended May 31, 1999.

(2) To amortize the goodwill recorded in conjunction with the purchase of The Money Centre, Inc. over 15 years.